UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2012

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ROTECH HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-50940	03-0408870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 822-4600

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 17, 2011, Rotech Healthcare Inc. (the “Company”) entered into a credit agreement with the lenders party thereto, and Credit Suisse AG, as administrative agent thereunder (the “Original Credit Agreement”). On March 7, 2012, we entered into an amendment to the Original Credit Agreement that extended the final maturity date from March 17, 2012 to March 17, 2014 (the Original Credit Agreement, as amended, the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility commitment of $10,000,000 provided that the maximum outstanding aggregate principal balance at any one time does not exceed $10,000,000 (the “Revolving Credit Facility”). There was no debt outstanding under the Revolving Credit Facility as of December 31, 2011.

The Revolving Credit Facility contains customary covenants similar to those in our indentures governing our Senior Secured Notes and Senior Second Lien Notes. The Revolving Credit Facility also includes a maximum leverage ratio above which level we would be precluded from making any additional draws. As of December 31, 2011, we were below the maximum Leverage Ratio (as defined within the Credit Agreement) threshold.

All borrowings under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company's assets. The interest rate per annum applicable to the Revolving Credit Facility is adjusted LIBOR or, at our option, the alternate base rate, which is the higher of (a) the prime rate, (b) the federal funds effective rate plus 0.50%, and (c) adjusted LIBOR for a three-month interest period plus 1.0% in each case, plus the Applicable Margin (as defined below). The “Applicable Margin” in the case of LIBOR advances is 5.0% per annum and in the case of alternate base rate advances is 4.0% per annum. The default rate under the Revolving Credit Facility is 2.0% above the otherwise applicable interest rate. We are also obligated to pay a commitment fee of 0.75% per annum on the daily unused portion of our Revolving Credit Facility. This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1
Amendment No. 1 dated as of March 7, 2012, to the Credit Agreement dated March 17, 2011, by and among Rotech Healthcare Inc., the subsidiary guarantors identified on Schedule I thereto, Credit Suisse AG, as administrative agent and a lender, and Jefferies Finance LLC, as a lender.

10.2
Credit Agreement Dated as of March 17, 2011, by and among Rotech Healthcare Inc., the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders, and Credit Suisse AG, as administrative agent thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROTECH HEALTHCARE INC.

Dated March 13, 2012	By /s/ Philip L. Carter
Name    Philip L. Carter
Title    President & Chief Executive Officer